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                                                                     Exhibit 3.B

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]



                        CONSENT OF JAMES BERNSTEIN, ESQ.
                                 April 9, 2001

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 333-67775).



                                              /s/ James Bernstein
                                              ---------------------------------
                                              James Bernstein
                                              Assistant Secretary